EXHIBIT 99.1

ANNOUNCEMENT TO EMPLOYEES OF WASHINGTON GROUP INTERNATIONAL, INC.

Reed Brimhall, Senior Vice President & Controller, has advised us that he is resigning to take a position with another company in the engineering and construction industry in California.  Reed will stay with Washington Group through the end of April to help us compile our first quarter financial results.

Since joining the company in 1997, Reed has been instrumental in helping us meet the company’s financial challenges, from the acquisition of Westinghouse Government Services, through the demands of the financial reorganization, “catching up” on our SEC filings and re-establishing our solid financial footing.

We wish Reed and his family success in his new endeavor.